2024 INVESTOR DAY October 29, 2025 Q3 2025 Earnings Presentation

Safe Harbor Statement Except for the historical information contained herein, the matters set forth in this presentation are forward-looking statements that represent our expectations, beliefs, intentions or strategies concerning future events. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our historical experience or our present expectations, including, but not limited to, factors such as changes in economic conditions, including uncertain consumer demand; changes in market demand and pressures on the pricing for our services; fuel price increases or decreases, or fuel shortages; competition and growth rates within the global logistics industry that could adversely impact our profitability and achieving our long-term growth targets; freight levels and increasing costs and availability of truck capacity or alternative means of transporting freight; risks associated with seasonal changes or significant disruptions in the transportation industry; risks associated with identifying and completing suitable acquisitions; our dependence on and changes in relationships with existing contracted truck, rail, ocean, and air carriers; risks associated with the loss of significant customers; risks associated with reliance on technology to operate our business; cyber-security related risks; our ability to staff and retain employees; risks associated with operations outside of the U.S.; our ability to successfully integrate the operations of acquired companies with our historic operations or efficiently managing divestitures; climate change related risks; risks associated with our indebtedness; risks associated with interest rates; risks associated with litigation, including contingent auto liability and insurance coverage; risks associated with the potential impact of changes in government regulations including environmental-related regulations; risks associated with the changes to income tax regulations; risks associated with the produce industry, including food safety and contamination issues; the impact of changes in political and governmental conditions; changes to our capital structure; changes due to catastrophic events; risks associated with the usage of artificial intelligence technologies; risks associated with cybersecurity events; and other risks and uncertainties detailed in our Annual and Quarterly Reports. Any forward-looking statement speaks only as of the date on which such statement is made, and we undertake no obligation to update such statement to reflect events or circumstances arising after such date. 2©2025 C.H. Robinson Worldwide, Inc. All Rights Reserved.

Thoughts from President & CEO, Dave Bozeman 3 ■ Q3 results provide another proof point of the disciplined execution of our strategy. ■ In NAST, we grew our combined truckload and LTL volume by approximately 3.0% year-over-year and demonstrably grew market share vs. a 7.2% decline in the Cass Freight Shipment Index. This was accomplished while expanding gross margins for the 8th consecutive quarter and further increasing productivity and operating leverage while growing volume. ■ In Global Forwarding, we expanded gross margins by 380 basis points year-over- year through improved revenue management discipline. We also continued to improve our productivity, which has now increased by more than 55% in Global Forwarding since the end of 2022. This improvement in our operating leverage enabled us to achieve our 30% mid-cycle adjusted operating margin target in Q3, despite difficult market conditions. ■ With seven consecutive quarters of consistent outperformance through the disciplined execution of the strategy that we shared at our 2024 Investor Day, there is no doubt in our minds that we are on the right path to deliver sustainable outperformance.

Q3 Highlights

- North American Surface Transportation (NAST) gained market share in truckload and LTL, expanded gross margins through disciplined pricing and a cost of hire advantage
- Global Forwarding (GF) improved its portfolio yield and expanded gross margins through disciplined pricing and revenue management practices
- NAST & GF productivity continued to improve Y/Y and drove adjusted operating margin - excluding restructuring[(1)] to 39.2% in NAST and 30.0% in Global Forwarding
- Focused on providing best-in-class service to our customers and carriers, gaining profitable share in targeted market segments, streamlining our processes, applying Lean principles and leveraging evolving AI technology to drive out waste and optimize our costs, with a disciplined operating model that arms our people with innovative tools, decouples headcount growth from volume growth and drives operating leverage

Q3 2025

$4.1B Total Revenues **-10.9% Y/Y**	**$706M** Adj. Gross Profits[(1)] **-4.0% Y/Y**
$221M Income from Operations **+22.6% Y/Y** **$231M** of Adj. Income from Operations[(1)]	**$1.34** Net Income/Share **+67.5% Y/Y** $1.40 of Adj. Net Income per Share[(1)]

C.H. ROBINSON

1. Adjusted gross profits, adjusted income from operations, adjusted operating margin - excluding restructuring and adjusted net income per share are non-GAAP financial measures. Refer to pages 24 through 27 for further discussion and a GAAP to Non-GAAP reconciliation.

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Complementary Global Suite of Services

Over half of total revenues are garnered from customers to whom we provide both surface transportation and global forwarding services, and this percentage has grown year-over-year due to our One Robinson go-to-market approach.[1]

North American Surface Transportation (NAST)

- NAST volume performance outpaced the market indices for the 10th quarter in a row
- Significant opportunities for profitable growth remain in targeted segments
- Focused on initiatives that improve the customer and carrier experience and lower our cost to serve
- Adjusted gross profit (AGP) per load/order increased Y/Y in LTL and was flat Y/Y in TL
- Productivity improvements are being driven by removing waste and increasing automation through AI agents

+5.6% Y/Y

Q3 2025 Adjusted Gross Profits[2]



27%
63%
10%

-18.3% Y/Y

Global Forwarding (GF)

- Trade policies reduced Q3 demand & ocean rates declined significantly
- Ocean volume declined 7.0% Y/Y & air tonnage declined 10.0% Y/Y
- Continuing to diversify our trade lane and industry vertical exposure
- Customs AGP up 28.6% Y/Y

-12.2% Y/Y

All Other & Corporate

- Robinson Fresh AGP up 9.5% Y/Y due to increase in integrated supply chain solutions
- Managed Solutions Q3 AGP up 7.3% Y/Y
- Other Surface Transportation AGP declined to zero due to divestiture of Europe Surface Transportation business in February 2025

C.H. ROBINSON

1. Measured over trailing twelve months.
2. Adjusted gross profits is a non-GAAP financial measure explained later in this presentation. The difference between adjusted gross profits and gross profits is not material.

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NAST Q3’25 Results by Service

Third Quarter Highlights

- Total NAST truckload and LTL volume grew 3.0% Y/Y, reflecting the 10th consecutive quarter of market share growth[2]
- Truckload volume increased 3.0% Y/Y[2]
- LTL AGP per order increased 8.0% Y/Y and volume increased 2.5% Y/Y[2]
- Truckload AGP per shipment was flat Y/Y due to disciplined pricing and procurement efforts and continued advancement of our dynamic pricing and costing capabilities, resulting in higher profit per shipment on contractual volume and an 70 bps Y/Y improvement in NAST AGP margin[2]

Adjusted Gross Profits[1] ($ in millions)

	3Q25	3Q24	%▲
Truckload (“TL”)	**$267.4**	**$260.0**	**2.9%**
Less than Truckload (“LTL”)	**$156.9**	**$141.4**	**11.0%**
Other	**$19.8**	**$19.3**	**2.6%**
Total Adjusted Gross Profits	**$444.1**	**$420.7**	**5.6%**
Adjusted Gross Profit Margin %	*15.0%*	*14.3%*	*70 bps*

C.H. ROBINSON

1. Adjusted gross profits and adjusted gross profit margin % are non-GAAP financial measures explained later in this presentation. The difference between adjusted gross profits and gross profits is not material.
2. Growth rates are rounded to the nearest 0.5 percent.

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Truckload Price and Cost Change (1)(2)(3) 7 Truckload Q3 Volume(2)(4) +3.0 % Price/Mile(1)(2)(3) -1.5 % Cost/Mile(1)(2)(3) -1.5 % Adjusted Gross Profit(4) +2.9% 1. Price and cost change represents YoY change for North America truckload shipments across all segments. 2. Growth rates are rounded to the nearest 0.5 percent. 3. Pricing and cost measures exclude fuel surcharges and costs. 4. Truckload volume and adjusted gross profit growth represents YoY change for NAST truckload. ■ 70% / 30% truckload contractual / transactional volume mix in Q3 ■ Average routing guide depth of 1.2 in Managed Solutions business vs. 1.2 in Q3 last year, reflecting a continued soft market Yo Y % C ha ng e in P ric e an d C os t p er M ile YoY Price Change YoY Cost Change 2016 2017 2018 2019 2020 2021 2022 2023 2024 2025 -30% -20% -10% 0% 10% 20% 30% 40% 50%

Truckload AGP $ per Shipment Trend



NAST Adjusted Gross Profit $ per Truckload Shipment (left axis)
NAST Adjusted Gross Profit Margin % (right axis)
Average NAST AGP $ per Truckload Shipment (left axis)
NAST Adjusted Gross Profit $ per Truckload Shipment
NAST Adjusted Gross Profit Margin %
20%
19%
18%
17%
16%
15%
14%
13%
12%
11%
2015
2016
2017
2018
2019
2020
2021
2022
2023
2024
2025

- Disciplined pricing and capacity procurement efforts and continued advancement of our dynamic pricing and costing capabilities resulted in improved optimization of volume and AGP[1]
- Increase in short haul volume contributed to higher mix of short haul

C.H. ROBINSON

1. Adjusted gross profits is a non-GAAP financial measure explained later in this presentation. The difference between adjusted gross profits and gross profits is not material.

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Global Forwarding Q3'25 Results by Service

Third Quarter Highlights

- Global trade policies caused previous front-loading of volume, a dislocation of global demand and a softer than normal peak season
- Ongoing conflict in the Red Sea continued to cause vessel re-routing. Although ocean rates remain somewhat elevated, they declined significantly Y/Y due to increasing vessel capacity and softer demand
- Ocean AGP decreased due to a 27.5% decrease in AGP per shipment and a 7.0% decline in shipments[2]
- Air AGP increased due to a 17.0% increase in AGP per metric ton shipped, partially offset by a 10.0% decline in metric tons shipped[2]
- Customs AGP increased due to a 30.5% increase in adjusted gross profit per transaction, partially offset by a 1.5% reduction in volume[2]

Adjusted Gross Profits [1]
($ in millions)

	3Q25	3Q24	%▲
Ocean	**$110.3**	**$163.3**	**(32.5)%**
Air	**$34.9**	**$33.1**	**5.4%**
Customs	**$36.4**	**$28.3**	**28.6%**
Other	**$10.2**	**$9.9**	**3.0%**
Total Adjusted Gross Profits	**$191.8**	**$234.6**	**(18.3)%**
Adjusted Gross Profit Margin %	*24.4%*	*20.6%*	*380 bps*

C.H. ROBINSON

1. Adjusted gross profits and adjusted gross profit margin % are non-GAAP financial measures explained later in this presentation. The difference between adjusted gross profits and gross profits is not material.
2. Growth rates are rounded to the nearest 0.5 percent.

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All Other & Corporate Q3’25 Results 10 Robinson Fresh ■ Increased AGP due to an increase in integrated supply chain solutions for foodservice customers Managed Solutions ■ Total freight under management of $1.8B in Q3 Other Surface Transportation ■ Decline in AGP driven by the divestiture of our Europe Surface Transportation business on February 1, 2025 3Q25 3Q24%▲ Robinson Fresh $40.2 $36.7 9.5% Managed Solutions $30.0 $27.9 7.3% Other Surface Transportation $— $15.3 (100.0)% Total $70.2 $80.0 (12.2)% Adjusted Gross Profits (1) ($ in millions) 1. Adjusted gross profits is a non-GAAP financial measure explained later in this presentation. The difference between adjusted gross profits and gross profits is not material. Third Quarter Highlights

IMPROVEPLAN ACTIVATE • Enterprise Strategy Map • Divisional Strategy Maps • Shared Services Strategy Maps • Regular operating review cadence (daily, weekly, monthly, quarterly) • Binary view of success (green) or opportunity (red) • Enterprise • Divisional • Shared Services • Accountable action plans on all scorecards with red • Embrace and attack the red! • e.g., Gemba walks (go to the desk) Scorecard: Measurable and Actionable Inputs Defined Strategic Workstreams Clear Long-Term Strategy and Goals Continuous and Rigorous Measurement and Action Plans Continuously Improving. Never Stops. 1 2 3 4 5 Robinson Operating Model 11

Streamlining & Automating Processes to Drive Profitable Growth 12 12

What: Large language models (ChatGPT) How: Understanding of written language and generating content CHR Examples: Email classification, email quoting, email order entry, appointments *Works well with Traditional AI What: Machine learning, predictive analytics, optimization How: Advanced math and statistics CHR Examples: Costing, pricing, transportation optimization From machine learning to multi-agent models with advanced reasoning What: Large language models plus planning, tool use, memory, natural interaction, and optimization. How: Advanced reasoning adds the ability to act autonomously to perform complex tasks without explicit instructions CHR Examples: NMFC Agent, Ocean Quoting *Works well with GenAI and Traditional AI The Multifaceted World of AI 13

I provide customers with transactional quotes, fast. Quote Agents I build and update orders on-system in seconds. Order Agents I contact carriers for timely tracking updates. Tracking Agents I book and reschedule optimal appointments. Appointment Agents I post available truckload capacity on-system early. Truck Post Agents I proactively recommend loads to best-fit carriers. Load Booking Agents I acquire necessary documents from carriers. Documents Agents I ensure carriers are paid on time. Carrier Payment Agents Meet the Fleet of C.H. Robinson AI Agents 14 Just a sample of the agents performing tasks that defied automation for decades

Capital Allocation Priorities: Balanced and Opportunistic 15 Cash Flow from Operations & Capital Distribution ($M) ■ $190 million of cash returned to shareholders in Q3 2025 ■ Q3 2025 capital distribution increased 146% Y/Y ■ More than 25 years of annually increasing dividends, on a per share basis ■ 987K shares repurchased at an average price of $116.38 ■ The Y/Y increase in cash from operations was driven by growth in net income and a favorable Y/Y change in net operating working capital. ■ We'll continue to manage our capital structure to maintain our investment grade credit rating. ■ Improved leverage ratio has led to a higher likelihood of share repurchases compared to last year.

30% GF Operating Margin Mid-30s Enterprise Operating Margin 40% NAST Operating Margin ~$400M - $500M $350M-$450M Incremental Adjusted Operating Income vs. 2023 Mid-Cycle Key Assumptions • Outsized volume growth in NAST and GF • Ongoing gross margin expansion driven by technology enhancements and disciplined revenue management • Consistent focus on driving evergreen productivity improvement and operating leverage • 40% and 30% remain our targets for quality of earnings; beyond those, we retain the optionality to deliver demonstrable outgrowth to deliver higher earnings for our investors Our Updated 2026 Financial Target 16

1. Excluding restructuring and other charges 2. Not an endorsement of consensus 3. Assumes ~120M diluted weight average shares outstanding; no significant change in non-operating metrics Market Assumptions • Market volume growth of flat to up 5% in 2026 • Market normalization • NAST AGP/shipment flat to up 2% • GF AGP/shipment reset to 2H 2023 (down 10%) Key Drivers • Outperform the market • Optimize AGP yields • Organizational transformation • Evergreen productivity gains ~$6.00 EPS3 ($965M of adjusted operating income) expected if market growth is 0% in 2026 Updated 2026 Operating Income Bridge 17

© C.H. Robinson Worldwide, Inc. All rights reserved. Our Customer Promise 18

2024 INVESTOR DAY Appendix

Q3 2025 Transportation Results(1) 20 Three Months Ended September 30 Nine Months Ended September 30 $ in thousands 2025 2024 % Change 2025 2024 % Change Total Revenues $ 3,783,535 $ 4,278,300 (11.6) % $ 11,252,110 $ 12,482,818 (9.9) % Total Adjusted Gross Profits(2) $ 670,852 $ 702,317 (4.5) % $ 1,965,416 $ 1,981,456 (0.8) % Adjusted Gross Profit Margin % 17.7% 16.4% 130 bps 17.5% 15.9% 160 bps Transportation Adjusted Gross Profit Margin % 2016 2017 2018 2019 2020 2021 2022 2023 2024 2025 Q1 19.7% 17.3% 16.4% 18.6% 15.3% 14.9% 13.5% 15.2% 15.4% 17.2% Q2 19.3% 16.2% 16.2% 18.3% 17.5% 13.8% 15.4% 15.5% 15.8% 17.5% Q3 17.6% 16.4% 16.6% 16.9% 14.4% 13.7% 15.1% 15.1% 16.4% 17.7% Q4 17.2% 16.6% 17.7% 15.6% 14.3% 13.3% 15.5% 15.0% 16.9% Total 18.4% 16.6% 16.7% 17.3% 15.3% 13.8% 14.8% 15.2% 16.1% 1. Includes results across all segments. 2. Adjusted gross profits and adjusted gross profit margin % are non-GAAP financial measures explained later in this presentation. The difference between adjusted gross profits and gross profits is not material.

Q3 2025 NAST Results

$ in thousands	Three Months Ended September 30			Nine Months Ended September 30		
	2025	2024	% Change	2025	2024	% Change
Total Revenues	$ 2,965,694	$ 2,934,617	1.1 %	$ 8,752,341	$ 8,924,839	(1.9)%
Total Adjusted Gross Profits[1]	$ 444,139	$ 420,664	5.6 %	$ 1,294,711	$ 1,237,431	4.6 %
Adjusted Gross Profit Margin %	*15.0%*	*14.3%*	*70 bps*	*14.8%*	*13.9%*	*90 bps*
Income from Operations[2]	$ 172,878	$ 148,767	16.2 %	$ 480,540	$ 398,764	20.5 %
Adjusted Operating Margin %	*38.9%*	*35.4%*	*350 bps*	*37.1%*	*32.2%*	*490 bps*
Depreciation and Amortization	$ 4,874	$ 4,904	(0.6)%	$ 14,498	$ 15,779	(8.1)%
Total Assets	$ 2,978,317	$ 3,026,031	(1.6)%	$ 2,978,317	$ 3,026,031	(1.6)%
Average Headcount	5,187	5,595	(7.3)%	5,234	5,800	(9.8)%

1. Adjusted gross profits and adjusted gross profit margin % are non-GAAP financial measures explained later in this presentation. The difference between adjusted gross profits and gross profits is not material.
2. Includes $1.3 million of restructuring charges in the Three Months Ended September 30, 2025 and $2.0 million of restructuring charges in the Nine Months Ended September 30, 2025 mainly related to workforce reductions. Includes $1.8 million of restructuring charges in the Three Months Ended September 30, 2024 mainly related to workforce reductions and $15.2 million of restructuring charges in the Nine Months Ended September 30, 2024 related to workforce reductions, impairment of internally developed software, and charges to reduce our facilities footprint.

C.H. ROBINSON

21

Q3 2025 Global Forwarding Results

$ in thousands	Three Months Ended September 30			Nine Months Ended September 30		
	2025	2024	% Change	2025	2024	% Change
Total Revenues	$ 786,347	$ 1,141,190	(31.1)%	$ 2,359,035	$ 2,921,050	(19.2)%
Total Adjusted Gross Profits[1]	$ 191,755	$ 234,636	(18.3)%	$ 563,964	$ 598,748	(5.8)%
Adjusted Gross Profit Margin %	*24.4%*	*20.6%*	*380 bps*	*23.9%*	*20.5%*	*340 bps*
Income from Operations[2]	$ 49,021	$ 88,115	(44.4)%	$ 143,294	$ 160,649	(10.8)%
Adjusted Operating Margin %	*25.6%*	*37.6%*	*(1,200 bps)*	*25.4%*	*26.8%*	*(140 bps)*
Depreciation and Amortization	$ 2,250	$ 2,608	(13.7)%	$ 6,577	$ 8,245	(20.2)%
Total Assets	$ 1,233,692	$ 1,566,427	(21.2)%	$ 1,233,692	$ 1,566,427	(21.2)%
Average Headcount	4,245	4,552	(6.7)%	4,380	4,714	(7.1)%

C.H. ROBINSON

1. Adjusted gross profits and adjusted gross profit margin % are non-GAAP financial measures explained later in this presentation. The difference between adjusted gross profits and gross profits is not material.
2. Includes $8.5 million of restructuring charges in the Three Months Ended September 30, 2025 and $11.1 million of restructuring charges in the Nine Months Ended September 30, 2025 mainly related to workforce reductions. Includes $1.3 million of restructuring charges in the Three Months Ended September 30, 2024 and $8.3 million of restructuring charges in the Nine Months Ended September 30, 2024 mainly related to workforce reductions.

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Q3 2025 All Other and Corporate Results

$ in thousands	Three Months Ended September 30			Nine Months Ended September 30		
	2025	2024	% Change	2025	2024	% Change
Total Revenues	$ 384,805	$ 568,834	(32.4%)	$ 1,208,753	$ 1,694,411	(28.7%)
Total Adjusted Gross Profits[1]	$ 70,183	$ 79,953	(12.2%)	$ 213,721	$ 244,212	(12.5%)
Income (loss) from Operations[2]	$ (1,063)	$ (56,763)	N/M	$ (10,226)	$ (74,071)	N/M
Depreciation and Amortization	$ 18,705	$ 16,436	13.8%	$ 55,262	$ 48,856	13.1%
Total Assets	$ 1,015,845	$ 1,020,897	(0.5%)	$ 1,015,845	$ 1,020,897	(0.5%)
Average Headcount	3,127	3,938	(20.6%)	3,339	4,023	(17.0%)

1. Adjusted gross profits is a non-GAAP financial measure explained later in this presentation. The difference between adjusted gross profits and gross profits is not material.
2. Includes $9.6 million of restructuring charges in the Nine Months Ended September 30, 2025 primarily related to a $6.3 million impairment charge on our Kansas City regional center lease resulting from the execution of a sublease agreement on a portion of the building. Includes $58.4 million of restructuring charges in the Three Months Ended September 30, 2024 mainly related to the divestiture of our Europe Surface Transportation business and $66.1 million of restructuring charges in the Nine Months Ended September 30, 2024 related to the divestiture of our Europe Surface Transportation business, workforce reductions, and impairment of internally developed software.

C.H. ROBINSON

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Non-GAAP Reconciliations

Our adjusted gross profit and adjusted gross profit margin are non-GAAP financial measures. Adjusted gross profit is calculated as gross profit excluding amortization of internally developed software utilized to directly serve our customers and contracted carriers. Adjusted gross profit margin is calculated as adjusted gross profit divided by total revenues. We believe adjusted gross profit and adjusted gross profit margin are useful measures of our ability to source, add value, and sell services and products that are provided by third parties, and we consider adjusted gross profit to be a primary performance measurement. The reconciliation of gross profit to adjusted gross profit and gross profit margin to adjusted gross profit margin are presented below:

$ in thousands	Three Months Ended September 30				Nine Months Ended September 30			
	2025		2024		2025		2024	
Revenues:								
Transportation	$3,783,535		$ 4,278,300		$11,252,110		$12,482,818	
Sourcing	353,311		366,341		1,068,019		1,057,482	
Total Revenues	$4,136,846		$ 4,644,641		$12,320,129		$13,540,300	
Costs and expenses:								
Purchased transportation and related services	3,112,683		3,575,983		9,286,694		10,501,362	
Purchased produced sourced for resale	318,086		333,405		961,039		958,547	
Direct internally developed software amortization	14,420		11,441		43,767		32,546	
Total direct costs	$3,445,189		$ 3,920,829		$10,291,500		$11,492,455	
Gross profit & Gross profit margin	**$ 691,657**	**16.7%**	**$ 723,812**	**15.6%**	**$ 2,028,629**	**16.5%**	**$ 2,047,845**	**15.1%**
Plus: Direct internally developed software amortization	14,420		11,441		43,767		32,546	
Adjusted gross profit/Adjusted gross profit margin	**$ 706,077**	**17.1%**	**$ 735,253**	**15.8%**	**$ 2,072,396**	**16.8%**	**$ 2,080,391**	**15.4%**

C.H. ROBINSON

24

Non-GAAP Reconciliations 25 Our adjusted operating margin is a non-GAAP financial measure calculated as operating income divided by adjusted gross profit. Our adjusted operating margin - excluding restructuring, lease impairment charge and/or loss on divestiture is a similar non-GAAP financial measure to adjusted operating margin, but also excludes the impact of restructuring, lease impairment, and/or losses from divestiture. We believe adjusted operating margin and adjusted operating margin - excluding restructuring, lease impairment charge and/or loss on divestiture are useful measures of our profitability in comparison to our adjusted gross profit, which we consider a primary performance metric as discussed above. The comparisons of operating margin to adjusted operating margin and adjusted operating margin - excluding restructuring, lease impairment charge and/or loss on divestiture are presented below: Three Months Ended September 30 Nine Months Ended September 30 $ in thousands 2025 2024 2025 2024 Total Revenues $ 4,136,846 $ 4,644,641 $ 12,320,129 $ 13,540,300 Income from operations 220,836 180,119 613,608 485,342 Operating margin 5.3% 3.9% 5.0% 3.6% Adjusted gross profit $ 706,077 $ 735,253 $ 2,072,396 $ 2,080,391 Income from operations 220,836 180,119 613,608 485,342 Adjusted operating margin 31.3% 24.5% 29.6% 23.3% Adjusted gross profit $ 706,077 $ 735,253 $ 2,072,396 $ 2,080,391 Adjusted income from operations(1) 230,590 241,584 636,285 574,941 Adjusted operating margin - excluding restructuring, lease impairment charge, and/or loss on divestiture 32.7% 32.9% 30.7% 27.6% 1. In the Three Months Ended September 30, 2025, we incurred restructuring expenses of $9.7 million related to workforce reductions. In the Nine Months Ended September 30, 2025, we incurred restructuring expenses of $14.8 million related to workforce reductions and $7.9 million of other charges, which includes a $6.3 million impairment charge on our Kansas City regional center lease resulting from the execution of a sublease agreement on a portion of the building. In the Three Months Ended September 30, 2024, we incurred restructuring expenses of $2.9 million related to workforce reductions and $58.5 million of other charges, which includes a $57.0 million loss on the divestiture of our Europe Surface Transportation business. In the Nine Months Ended September 30, 2024, we incurred restructuring expenses of $20.3 million related to workforce reductions and $69.3 million of other charges, which includes a $57.0 million loss on the divestiture of our Europe Surface Transportation business, an impairment of internally developed software, and charges related to reducing our facilities footprint.

Non-GAAP Reconciliations

Our adjusted income (loss) from operations, adjusted operating margin - excluding restructuring, lease impairment charge and/or loss on divestiture, adjusted net income and adjusted net income per share (diluted) are non-GAAP financial measures. These non-GAAP measures are calculated excluding the impact of restructuring, lease impairment, and/or losses from divestiture. We believe that these measures provide useful information to investors and include them within our internal reporting to our chief operating decision maker. Accordingly, the discussion of our results of operations includes discussion on the changes in our adjusted income (loss) from operations, adjusted operating margin - excluding restructuring, lease impairment charge and/or loss on divestiture, adjusted net income and adjusted net income per share (diluted). The reconciliation of these non-GAAP measures are presented below (in thousands except per share data):

	Three Months Ended September 30, 2025				Nine Months Ended September 30, 2025			
	NAST	Global Forwarding	All Other and Corporate	Consolidated	NAST	Global Forwarding	All Other and Corporate	Consolidated
Income (loss) from operations	$ 172,878	$ 49,021	$ (1,063)	$ 220,836	$ 480,540	$ 143,294	$ (10,226)	$ 613,608
Severance and other personnel expenses	1,199	8,403	126	9,728	1,876	10,979	1,948	14,803
Other selling, general, and administrative expenses	75	127	(176)	26	75	127	7,672	7,874
Total adjustments to income (loss) from operations(1)(2)	1,274	8,530	(50)	9,754	1,951	11,106	9,620	22,677
Adjusted income (loss) from operations	**$ 174,152**	**$ 57,551**	**$ (1,113)**	**$ 230,590**	**$ 482,491**	**$ 154,400**	**$ (606)**	**$ 636,285**
Adjusted gross profit	$ 444,139	$ 191,755	$ 70,183	$ 706,077	$1,294,711	$ 563,964	$ 213,721	$ 2,072,396
Adjusted income (loss) from operations	174,152	57,551	(1,113)	230,590	482,491	154,400	(606)	636,285
Adjusted operating margin - excluding lease impairment charge, restructuring, and loss on divestiture	39.2%	30.0%	N/M	32.7%	37.3%	27.4%	N/M	30.7%
			$ in 000's	per share			$ in 000's	per share
Net income and per share (diluted)			$ 162,987	$ 1.34			$ 450,760	$ 3.71
Lease impairment charge, pre-tax			—	—			6,259	0.05
Restructuring and related costs, pre-tax			9,930	0.07			13,811	0.11
(Gain) loss on divestiture, pre-tax			(176)	—			2,607	0.02
Tax effect of adjustments			(2,449)	(0.01)			(4,480)	(0.03)
Adjusted net income and per share (diluted)			**$ 170,292**	**$ 1.40**			**$ 468,957**	**$ 3.86**

C.H. ROBINSON

1. The Three Months Ended September 30, 2025 includes severance and other personnel expenses of $9.7 million related to workforce reductions.
2. The Nine Months Ended September 30, 2025 includes severance and other personnel expenses of $14.8 million related to workforce reductions and $7.9 million of other charges, which includes a $6.3 million impairment charge on our Kansas City regional center lease resulting from the execution of a sublease agreement on a portion of the building.

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Non-GAAP Reconciliations

Our adjusted income (loss) from operations, adjusted operating margin - excluding restructuring, lease impairment charge and/or loss on divestiture, adjusted net income and adjusted net income per share (diluted) are non-GAAP financial measures. These non-GAAP measures are calculated excluding the impact of restructuring, lease impairment, and/or losses from divestiture. We believe that these measures provide useful information to investors and include them within our internal reporting to our chief operating decision maker. Accordingly, the discussion of our results of operations includes discussion on the changes in our adjusted income (loss) from operations, adjusted operating margin - excluding restructuring, lease impairment charge and/or loss on divestiture, adjusted net income and adjusted net income per share (diluted). The reconciliation of these non-GAAP measures are presented below (in thousands except per share data):

	Three Months Ended September 30, 2024				Nine Months Ended September 30, 2024			
	NAST	Global Forwarding	All Other and Corporate	Consolidated	NAST	Global Forwarding	All Other and Corporate	Consolidated
Income (loss) from operations	$ 148,767	$ 88,115	$ (56,763)	$ 180,119	$ 398,764	$ 160,649	$ (74,071)	$ 485,342
Severance and other personnel expenses	1,238	461	1,221	2,920	9,022	5,855	5,430	20,307
Other selling, general, and administrative expenses	560	855	57,130	58,545	6,214	2,448	60,630	69,292
Total adjustments to income (loss) from operations[(1)(2)]	1,798	1,316	58,351	61,465	15,236	8,303	66,060	89,599
Adjusted income (loss) from operations	**$ 150,565**	**$ 89,431**	**$ 1,588**	**$ 241,584**	**$ 414,000**	**$ 168,952**	**$ (8,011)**	**$ 574,941**
Adjusted gross profit	$ 420,664	$ 234,636	$ 79,953	$ 735,253	$1,237,431	$ 598,748	$ 244,212	$ 2,080,391
Adjusted income (loss) from operations	150,565	89,431	1,588	241,584	414,000	168,952	(8,011)	574,941
Adjusted operating margin - excluding restructuring	35.8%	38.1%	2.0%	32.9%	33.5%	28.2%	N/M	27.6%
			$ in 000's	per share			$ in 000's	per share
Net income and per share (diluted)			$ 97,229	$ 0.80			$ 316,384	$ 2.63
Restructuring and related costs, pre-tax			4,429	0.04			32,563	0.28
Loss on divestiture, pre-tax			57,036	0.47			57,036	0.47
Tax effect of adjustments			(3,176)	(0.03)			(9,922)	(0.08)
Adjusted net income and per share (diluted)			**$ 155,518**	**$ 1.28**			**$ 396,061**	**$ 3.30**

1. The Three Months Ended September 30, 2024 includes severance and other personnel expenses of $2.9 million related to workforce reductions and $58.5 million of other charges, which includes a $57.0 million loss on the divestiture of our Europe Surface Transportation business.
2. The Nine Months Ended September 30, 2024 includes severance and other personnel expenses of $20.3 million related to workforce reductions and $69.3 million of other charges, which includes a $57.0 million loss on the divestiture of our Europe Surface Transportation business, an impairment of internally developed software, and charges related to reducing our facilities footprint.

C.H. ROBINSON

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2024 INVESTOR DAY Thank you INVESTOR RELATIONS: Chuck Ives 952-683-2508 chuck.ives@chrobinson.com